Exhibit 99.1

jcpenney Announces Plans to Strengthen Financial Flexibility

Company Draws On Credit Facility To Fund Ongoing Spending, Including Inventory and Renovations Ahead of New Home Launch

Working With Financial Advisors to Develop Strategic Financial Plan Going Forward

PLANO, Texas (April 15, 2013) - J. C. Penney Company, Inc. (NYSE:JCP) today announced plans to enhance the Company’s financial flexibility and position.  As part of that process, and consistent with its previously stated plans, the Company has drawn $850 million out of its $1.85 billion committed revolving credit facility.  Proceeds will be used to fund working capital requirements and capital expenditures, including the replenishment of inventory levels in anticipation of the completion of its newly renovated home departments next month.

Chief Financial Officer Ken Hannah said, "Earlier this year, we increased our revolving credit facility in anticipation of operating, working capital and capital expenditure needs, especially during the first half of the year. As we near completion of the home department transformation in over 500 stores, we have been undertaking and will continue to experience a significant inventory build and increase in capital expenditures.

Hannah continued, “The draw under our revolver today provides more than our current funding needs to ensure our continued liquidity. Moreover, we will continue to explore additional capital raising alternatives with the assistance of our financial advisors.”

Over the past few months, the Company has worked to improve performance through changes in its pricing and promotional strategies, including the return of coupons, and the development of other new initiatives to drive store traffic and deliver the style, quality and value that its customers want.  The action today bolsters those efforts, as well as the Company’s on-going financial position.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the success of our transformation, the impact of changes designed to transform our business, competition and promotional activities, changes in merchandise styles and trends, changes in store traffic trends, maintaining an appropriate mix and level of inventory, the implementation of our new store layout, the availability of internal and external sources of liquidity, our failure to retain, attract and motivate our employees, the reduction and restructuring of our workforce, the impact of cost reduction initiatives, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, disruptions in our information technology systems or website, changes in our credit ratings, our failure to source and deliver merchandise in a timely and cost-effective manner, changes in our arrangements with our suppliers and vendors, restrictions under our revolving credit facility, potential asset impairment charges, risks associated with importing merchandise from foreign countries, economic and political conditions that impact consumer confidence and spending, the impact of holiday spending patterns and weather conditions, changes in federal, state or local laws and regulations, legal and regulatory proceedings, significant changes in discount rates, actual investment return on pension assets and other factors related to our qualified pension plan, the influence of our largest stockholders, the volatility of our stock price and our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes. Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

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For further information, contact:

Investor Relations: (972) 431.5500
jcpinvestorrelations@jcpenney.com
Media Relations: (972) 431.3400
jcpcorpcomm@jcpenney.com

Corporate Website
ir.jcpenney.com